EXHIBIT 16.1

                            MARVIN B. SEIDMAN, C.P.A.
                          Certified Public Accountants
                              8501 S.W. 29th Street
                              Miami, Florida 33155
                                 (305) 221-8271



May 12, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

I have read Item 4, Changes in Registrant's Certifying Accountant of Form 8-K dated May 12, 2003 of Distribution Management Services, Inc. I agree with the statements concerning our Firm in such Form 8-K/A.



                                            Very truly yours,



                                            /s/ Marvin B. Seidman, C.P.A.
                                            --------------------------------
                                            MARVIN B. SEIDMAN, C.P.A.